UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2015

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 21, 2015, Lexmark International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2015 Annual Meeting”).  At the 2015 Annual Meeting, the Company’s stockholders approved the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as Amended and Restated (the “Restated Director Stock Plan”).  The Restated Director Stock Plan had been previously adopted by the Company’s Board of Directors, subject to stockholder approval, and will be administered by the non-employee members of the Company’s Board of Directors (the “Committee”).

The Committee has the authority to grant the following types of awards under the Restated Director Stock Plan: non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and/or deferred stock units to the Company’s non-employee directors.  In accordance with the Company’s Director Compensation Policy, each non-employee director shall be granted a restricted stock unit award under the Restated Director Stock Plan on the date of the meeting of the Board or the Annual Meeting of Stockholders, whichever is applicable, at which such non-employee director is first elected to serve as a member of the Board of Directors (the “Initial Award”).  Each non-employee director also receives a grant of an annual restricted stock unit award under the Restated Director Stock Plan upon reelection at each Annual Meeting of Stockholders (the “Annual Award”).

Awards may be granted by the Committee under the Restated Director Stock Plan through April 21, 2020.

The foregoing description of the Restated Director Stock Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Stock Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, a total of 54,605,070 shares of the Company's Class A Common Stock, par value $0.01 per share, were present or represented by proxy at the meeting, representing 89.13% of the Company's shares outstanding as of the February 27, 2015 record date.

At the 2015 Annual Meeting, the proposals submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)
The election of Ralph E. Gomory, Michael J. Maples, Stephen R. Hardis, William R. Fields, Robert Holland, Jr., Jared L. Cohon, J. Edward Coleman and Sandra L. Helton for one-year terms expiring in 2016.  The stockholders elected the four directors by the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ralph E. Gomory	48,366,544	523,770	491,323	5,223,433
Michael J. Maples	42,521,418	6,365,626	494,593	5,223,433
Stephen R. Hardis	42,512,225	6,378,059	491,353	5,223,433
William R. Fields	48,459,229	431,330	491,078	5,223,433
Robert Holland, Jr.	48,378,889	512,176	490,572	5,223,433
Jared L. Cohon	48,737,166	153,673	490,798	5,223,433
J. Edward Coleman	42,828,961	6,061,675	491,001	5,223,433
Sandra L. Helton	42,857,069	6,034,962	489,606	5,223,433

The terms of office of each of W. Roy Dunbar, Jean-Paul L. Montupet, Paul A. Rooke and Kathi P. Seifert as directors of the Company, continued after the meeting.

(2)
The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. The stockholders ratified the appointment of PwC by the following votes:

Votes For	53,677,254
Votes Against	420,121
Abstentions	507,695

(3)
The approval of a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and compensation tables and narrative disclosure of the Company’s Proxy Statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	47,326,108
Votes Against	1,521,741
Abstentions	533,788
Broker Non-Votes	5,223,433

(4)	The approval of the Company’s 2005 Non-Employee Director Stock Plan, as amended and restated. The stockholders approved the Restated Director Stock Plan by the following votes:

Votes For	43,539,117
Votes Against	5,325,826
Abstentions	516,694
Broker Non-Votes	5,223,433

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as Amended and Restated, Effective April 21, 2015 (the “Restated Director Stock Plan”).+

10.2	Form of Initial Restricted Stock Unit Award Agreement pursuant to the Restated Director Stock Plan.+

10.3	Form of Annual Restricted Stock Unit Award Agreement pursuant to the Restated Director Stock Plan.+

+Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

April 24, 2015

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as Amended and Restated, Effective April 21, 2015 (the “Restated Director Stock Plan”).+

10.2	Form of Initial Restricted Stock Unit Award Agreement pursuant to the Restated Director Stock Plan.+

10.3	Form of Annual Restricted Stock Unit Award Agreement pursuant to the Restated Director Stock Plan.+

+Indicates management contract or compensatory plan, contract or arrangement.